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                                                                    Exhibit 24.1

                              CONFIRMING STATEMENT

     This Confirming Statement confirms that the undersigned, ____________, has authorized and designated each of Roger G. Harrison and Lawrence M. Christian, signing singly (each, an "Authorized Officer") to execute on behalf of the undersigned the amended Annual Report on Form 10-K/A for the year ended December 31, 2001 to be filed by Antares Pharma, Inc. (including, but not limited to, any amendments thereto) with the U.S. Securities and Exchange Commission. The authority of each Authorized Officer under this Confirming Statement shall continue until the undersigned is no longer required to execute any such reports, unless earlier revoked in writing.

Date: ____________, 2002

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                                           [Insert name]

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                                POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Roger G. Harrison and Lawrence M. Christian, signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Antares Pharma, Inc. (the "Company"), the amended Annual Report on Form 10-K/A (including, but not limited to, any amendments thereto) for the year ended December 31, 2001any report required to be filed by the Company with the U.S. Securities and Exchange Commission;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports (including, but not limited to, any amendments thereto) and timely file such reports with the U. S. Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to execute such reports, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _______ day of ________________, 2002.


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                                                        Signature

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